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                                                                  Exhibit 10.11

                              SENIOR SUBORDINATED NOTE

$15,000,000                                                  New York, New York
                                                                 March 27, 1998

     FOR VALUE RECEIVED, the undersigned, SELECT COMFORT CORPORATION, a Minnesota corporation ("Company"), hereby unconditionally PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Purchaser"), at the office of Purchaser, at 260 Long Ridge Road, Stamford, Connecticut 06927, or at such other place as the holder of this Senior Subordinated Note (the "Note") may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000), together with interest on the unpaid principal amount of this Note outstanding from time to time from the date hereof, at the rate provided in the Purchase Agreement (as hereinafter defined).

     This Note is issued pursuant to that certain Purchase Agreement dated as of March 27, 1997 between Company and Purchaser (the "Purchase Agreement"), and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all the terms and conditions under which the loan evidenced hereby is made. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Purchase Agreement and, if not sooner paid in full, on March 21, 2003. Interest there on shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Purchase Agreement.

     If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     Upon and after the occurrence of an Event of Default, this Note may, as provided in the Purchase Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Company.

     This Note has been executed, delivered and accepted at New York, New York and shall be interpreted, governed by and construed in accordance with, the laws of the State of New York.

                                      SELECT COMFORT CORPORATION

                                      By:  /s/ Daniel J. McAthie
                                          ---------------------------
                                           Daniel J. McAthie
                                           Executive Vice President